EXHIBIT 99.2

                                       FOR:  Consolidated Graphics, Inc.

                                   CONTACT:  Ronald E. Hale, Jr.
                                             Consolidated Graphics, Inc.
                                             Vice President & Treasurer
                                             (713) 787-0977

                                             Betsy Brod/Jonathan Schaffer
                                             Media:Merredith Ingram/Heather Fox
                                             Morgen-Walke Associates, Inc.
                                             (212) 850-5600


FOR IMMEDIATE RELEASE


                     CONSOLIDATED GRAPHICS NAMES JOHN GREEN
                EXECUTIVE VICE PRESIDENT - DIGITAL MEDIA SERVICES

     HOUSTON, TEXAS - July 28, 1999 - Consolidated Graphics, Inc. (NYSE:CGX) announced today that John Green, has been appointed Executive Vice President Digital Media Services. Mr. Green will lead Consolidated Graphics' effort in the Internet, e-commerce and digital asset management areas. He will also continue in his current role as President of Automated Graphic Systems of White Plains, Maryland, a Consolidated Graphics operating company.

     Mr. Green, 47, joined Automated Graphic Systems in 1982 and led the company's growth and expansion of services. Mr. Green also served as Chairman of the Board of Printing Industries of Maryland from 1994 to 1995 and is currently serving as Vice Chairman for Finance and Administration for Printing Industries of America.

     Commenting on the announcement, Joe R. Davis, Chairman and Chief Executive Officer, said, "John has been highly successful at Automated Graphics in growing the company and providing innovative solutions for customers. The strategies initiated by his technology team at Automated Graphics, and similar efforts at several of our other operations, have expanded their respective service capabilities. We are very interested in making these innovations available to our other Consolidated Graphics' companies."

     Mr. Green commented, "Our goal has always been to help our customers become more effective in their marketing efforts by expanding their use of digital media. By doing so, we have become a single resource for a greater variety of services and have increased our printing volume. We have seen a direct relationship in the increased volume of digital services and the increase of printed material requested by our customers. We believe these digital services will be useful for other Consolidated Graphics companies as well."

     Mr. Davis concluded, "When we acquire a company like Automated Graphics, we not only buy a successful business, but we also obtain invaluable technological expertise and management know-how. As Consolidated Graphics has continued its aggressive acquisition program, companies have joined the organization that have distinguished themselves from their competition by expanding their capabilities to include on-line ordering, digital data asset management, data repurposing, CD-ROM production and Internet and Web page design and development. These services are complementary to traditional printing because they represent different uses for the same digital media of our customers. As part of our `Best Practices' approach, the competitive advantage these technologies offer will benefit all 59 of our companies."

     Consolidated Graphics is the fastest growing printing company in the United States. A consolidator in a highly fragmented industry, the Company adds value to its acquisitions through managerial and operational expertise, financial strength and economies of scale. Upon completion of pending acquisitions, Consolidated Graphics will have companies in 25 states with annualized revenues in excess of $650 million. For more information, visit the Company's website at www.consolidatedgraphics.com.

     This press release contains forward-looking statements which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics' expectations regarding run-rate revenues assume, among other things, completion of pending acquisitions, general economic conditions, continued demand for its product, the availability of raw materials, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics' filings with the Securities and Exchange Commission.


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